Exhibit 99.3
SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS
     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2007 by:
•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;

•	each of the current executive officers named in the Summary Compensation Table;

•	each of our directors and nominees for director; and

•	all of our directors and executive officers as a group.
     In the case of persons other than our executive officers and directors, such information is based solely upon a review of the latest schedules 13D or 13G, as amended. Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted. Information with respect to the beneficial ownership of the shares has been provided by the stockholders. The number of shares of stock includes all shares that may be acquired within 60 days of April 30, 2007.

	Common Stock
	Class A		Class B		Class C		Class D
	Number	Percent	Number	Percent	Number	Percent	Number	Percent
	of	of	of	of	of	of	of	of
	Shares	Class	Shares	Class	Shares	Class	Shares	Class
Catherine L. Hughes (1)(2)(3)(4)(5)(6)	1,000	*	851,536	29.8%	1,595,279	50.9%	5,192,409	5.8%
Alfred C. Liggins, III (1)(5)(6)(7)(8)(9)(10)	37,936	*	2,010,307	70.2%	1,556,980	49.7%	7,839,242	8.7%
Scott R. Royster (11)(12)	52,364	*	—	—	—	—	539,171	*
Linda J. Vilardo (13)	7,799	*	—	—	—	—	155,154	*
Zemira Z. Jones (14)	—	—	—	—	—	—	20,000	*
Terry L. Jones (15)	50,757	*	—	—	—	—	56,184	*
Brian W. McNeill (16)	26,434	*	—	—	—	—	136,435	*
L. Ross Love (17)	250	*	—	—	—	—	54,831	*
D. Geoffrey Armstrong (18)	10,000	*	—	—	—	—	30,000	*
Ronald E. Blaylock (19)	—	—	—	—	—	—	35,000	*
Ariel Capital Management, Inc. (20)	—	—	—	—	—	—	11,060,085	12.7%
Barclays Global Investors, NA (21)	762,373	13.2%	—	—	—	—	—	—
Concordia Advisors (22)	596,277	10.4%	—	—	—	—	—	—
Citadel Limited Partnership (23)	—	—	—	—	—	—	4,595,989	5.3%
Fine Capital Partners, L.P. (24)	—	—	—	—	—	—	5,092,622	5.9%
JP Morgan Chase & Co. (25)	611,789	10.7%	—	—	—	—	—	—
The Vanguard Group (26)	416,568	7.3%	—	—	—	—	—	—
All Directors and Named Executives as a group (10 persons)	186,540	3.3%	2,861,843	100%	3,121,048	99.6%	13,995,429	15.6%

*	Less than 1%.

(1)	Includes 31,211 shares of Class C common stock and 62,997 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the “Hughes Revocable Trust”), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the “Liggins Revocable Trust”). The address of Ms. Hughes and Mr. Liggins is 5900 Princess Garden Parkway, 7th Floor, Lanham, MD 20706.

(2)	The shares of Class B common stock, 247,366 shares of Class C common stock and 3,820,133 shares of Class D common stock are held by the Hughes Revocable Trust; 192,142 shares of Class C common stock and 286,875 shares of Class D common stock are held by the Catherine L. Hughes Charitable Lead Annuity Trust, dated March 2, 1999, of which Harold Malloy is trustee; 1,124,560 shares of Class C common stock and 520,404 shares of Class D common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)	On April 25, 2006, the Hughes Revocable Trust entered into a variable prepaid forward contract with a financial institution, which will require it to deliver a minimum of 466,667 shares and a maximum of 560,000 shares of Class D common stock on the expiration of the 24 month contract, as determined by the closing price of the Class D common stock on the maturity date of the contract, or settle with a cash payment.

(4)	Includes 500,000 shares of Class D common stock obtainable upon the exercise of stock options.

(5)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One’s directors.

(6)	As of April 30, 2007 the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 17.0% and 83.3%, respectively.

(7)	The shares of Class B common stock, 605,313 shares of Class C common stock, and 5,611,565 shares of Class D common stock are held by the Liggins Revocable Trust; and 920,456 shares of Class C common stock, and 338,808 shares of Class D common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary..

(8)	Includes 645,000 shares of Class D common stock held by the Liggins Revocable Trust that are pledged as collateral on a line of credit with a financial institution.

(9)	On April 25, 2006, the Liggins Revocable Trust entered into a variable prepaid forward contract with a financial institution which will require it to deliver a minimum of 312,500 shares and a maximum of 375,000 shares of Class D common stock on the expiration of the 24 month contract, as determined by the closing price of the Class D common stock on the maturity date of the contract, or settle with a cash payment.

(10)	Includes 1,750,000 shares of Class D common stock obtainable upon the exercise of stock options.

(11)	Includes 18,646 shares of Class A common stock and 112,292 shares of Class D common stock obtainable upon the exercise of stock options.

(12)	Includes 33,718 shares of Class A common stock and 426,879 shares of Class D common stock pledged to secure a loan from Radio One.

(13)	Includes 7,799 shares of Class A common stock and 155,654 shares of Class D common stock obtainable upon the exercise of stock options.

(14)	Represents shares obtainable upon the exercise of options.

(15)	Includes 55,000 shares of Class D common stock obtainable upon the exercise of stock options and 300 shares of Class A common stock and 600 shares of Class D common stock held by Mr. Jones as custodian for each of his three daughters.

(16)	Includes 55,000 shares of Class D common stock obtainable upon the exercise of stock options.

(17)	Includes 30,000 shares of Class D common stock obtainable upon the exercise of stock options; 5,458 shares of Class D common stock held by LRC Love Limited Partnership, in which Mr. Love has a controlling interest; and 14,827 shares of Class D common stock held by Ms. Cheryl H. Love, Mr. Love’s spouse.

(18)	Includes 30,000 shares of Class D common stock obtainable upon the exercise of stock options.

(19)	Represents shares obtainable upon the exercise of stock options.

(20)	The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, IL 60601. This information is based on a Schedule 13G/A filed on April 10, 2007.

(21)	The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA, 94105. This information is based on a Schedule 13G filed on January 23, 2007.

(22)	The address of Concordia Advisors Ltd. is 12 Bermudiana Road, Hamilton HM-11, Bermuda. This information is based on a Schedule 13G filed on January 23, 2007.

(23)	The address of Citadel Limited Partnership is 131 S. Dearborn Street, 32nd Floor, Chicago, IL 60603. This information is based on a Schedule 13G filed on January 31, 2007.

(24)	The address of Fine Capital Partners, L.P. is 152 West 57th Street, New York, NY 10019. This information is based on a Schedule 13G filed on October 31, 2006.

(25)	The address of JP Morgan Chase & Co. is 270 Park Avenue, New York, NY 10017. This information is based on a Schedule 13G filed on February 12, 2007.

(26)	The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on a Schedule 13G filed on February.
Equity Compensation Plan Information
     The following table sets forth, as of December 31, 2006, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our 1999 Stock Plan, as amended on May 26, 2004 to increase the shares of Class D common stock available for issuance under the plan.

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
Plan category	warrants and rights	rights	reflected in the first column)
Equity compensation plans approved by security holders

Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan
Class A	53,963	$7.78	1,259,091
Class D	5,916,542	$14.55	4,255,998
Equity compensation plans not approved by security holders	—		—

Total	5,970,505		5,495,063